Exhibit 99.1

UMH PROPERTIES, INC. PUBLISHES ITS 2024 ANNUAL REPORT

FREEHOLD, NJ, March 19, 2025 - UMH Properties, Inc. (NYSE:UMH) (TASE:UMH), a real estate investment trust (REIT) specializing in manufactured home communities, announced today that it has published its 2024 Annual Report. It is now available on the Company’s website at www.umh.reit.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud to announce that our 2024 Annual Report is now available on our website. We encourage everyone to read our Annual Report to gain further information on our Company and our future outlook.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 139 manufactured home communities, containing approximately 26,300 developed homesites, of which 10,300 contain rental homes, and over 1,000 self-storage units. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina, Florida and Georgia. Included in the 139 communities are two communities in Florida, containing 363 sites, that UMH has an ownership interest in and operates through its joint venture with Nuveen Real Estate.

Contact: Nelli Madden

732-577-4062

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